Exhibit 10.36

FIRST AMENDMENT OF AMENDED AND RESTATED SUBORDINATED

CONVERTIBLE LOAN FACILITYAND SECURITY AGREEMENT

This FIRST AMENDMENT OF AMENDED AND RESTATED SUBORDINATED CONVERTIBLE LOAN FACILITY AND SECURITY AGREEMENT (this “Amendment”) is entered into as of March 27, 2012 by and among Enphase Energy, Inc., a Delaware corporation (“Borrower”), KPCB Holdings, Inc., as nominee, a California corporation (“KPCB”), as a Lender under the Amended and Restated Subordinated Convertible Loan Facility and Security Agreement dated as of November 16, 2011 (the “Agreement”) and in its capacity as Agent on behalf of the Lenders thereunder, and the other Persons named therein (together with KPCB, referred to herein individually as a “Lender” and collectively as the “Lenders”).

A. The Borrower and the Lenders previously entered into the Agreement.

B. The undersigned parties, who hold more than 60% of the Indebtedness outstanding under the Agreement required for amendments to the Agreement pursuant to Section 12.5(c) of the Agreement, desire to amend the Agreement in accordance with the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend and restate the Agreement as follows:

1. The definition of “Conversion Price” in Section 1 of Schedule II of the Agreement shall be amended and restated in its entirety to read as follows:

““Conversion Price” means the lowest of (a) $8.8984 per share (which reflects adjustment for the Reverse Stock Split as defined in Article IV of the Borrower’s certificate of incorporation), (b) the per share offering price to the public of the IPO or (c) the lowest per share selling price of any shares of capital stock sold by Borrower following the Effective Date, other than shares of capital stock sold in a transaction that would be exempt from the anti-dilution rights of the holders of Borrower’s preferred stock pursuant to clauses (i) through (viii) of Article V, Section 5.8.2(a) of the Borrower’s certificate of incorporation. The Conversion Price is subject to adjustment as provided herein.”

2. Section 2 of Schedule II of the Agreement shall be amended and restated in its entirety to read as follows:

“2. CONVERSION.

2.1 Conversion Prior to Repayment.

(a) Automatic Conversion upon an IPO. In the event the Maturity Date occurs due to the consummation of an IPO, the entire Maximum Conversion Amount of each Loan shall be cancelled and converted into the number of shares of Conversion Stock obtained

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by dividing (i) the entire Maximum Conversion Amount of each Loan by (ii) the Conversion Price.

(b) Optional Conversion in Other Events. In the event the Maturity Date occurs due to an event other than the consummation of an IPO, upon the election of a Lender with respect to any Loan made by it, which election shall be exercised by written notice from such Lender given to Borrower prior to Borrower’s repayment in full of the outstanding balance of such Loan (which election, in the event the Maturity Date is anticipated to occur due to the consummation of a Change in Control, may at Lender’s option be made contingent upon the completion of such Change in Control), the entire Maximum Conversion Amount of such Loan, or any portion thereof as specified in such election of the Lender, shall be cancelled and converted into that number of shares of Conversion Stock obtained by dividing (i) the entire Maximum Conversion Amount of such Loan or portion thereof specified by the Lender, by (ii) the Conversion Price.

2.2 Timing of Conversion; Tender of Note or Addendum Thereto for Conversion. In connection with a conversion pursuant to Section 2.1, a Lender shall deliver the original Note or the applicable addendum thereto corresponding to such Loan (or Lost Note Documentation, if applicable) to Borrower. If pursuant to Section 2.1(b) a Lender elects to convert only a portion of the Loan represented by a Note or addendum, as the case may be, then promptly after (and in any event within 7 days after) receipt of the original Note or such addendum (or Lost Note Documentation, if applicable) Borrower shall re-issue such Lender a new Note or addendum reflecting the portion of such Loan that was not converted and remains outstanding. If a Lender delivers written notice of an election to convert a Loan (or portion thereof) within the time period specified in Section 2.1(b), the conversion of such Loan (or portion thereof) into Conversion Stock shall be deemed to occur upon the earlier of (i) the date of such Lender’s written notice (unless the Lender has elected to make conversion of the Loan contingent on the consummation of a Change in Control) and (ii) immediately prior to the Maturity Date, without regard to whether Lender has then delivered to Borrower the Note(s) corresponding to the Loan so converted (or the Lost Note Documentation where applicable) or executed any other documents.

2.3 Termination of Rights. Except for the right to obtain certificates representing the Conversion Stock under Section 3 below, all rights with respect to a Loan (or portion thereof) converted pursuant this Section 2 shall terminate upon the effective conversion of such Loan (or portion thereof) as provided in Section 2.1 above.”

3. On and after the date hereof, each reference to the Agreement in the Agreement or in any other document shall mean the Agreement as amended by this Amendment. Except as modified by this Amendment, the Agreement remains in full force and effect in all respects without any modification. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed by signatures delivered by e-mail or facsimile.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER:

ENPHASE ENERGY, INC.

By:	/s/ Paul B. Nahi
Name:	Paul B. Nahi
Title:	President and Chief Executive Officer

[Signature Page to First Amendment

of Amended and Restated Subordinated Convertible Loan Facility and Security Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

LENDER:

BAY PARTNERS XI, L.P.

By:	Bay Management Company XI, LLC, General Partner

By:	/s/ Neal Dempsey
Neal Dempsey, Manager

BAY PARTNERS XI PARALLEL FUND, L.P.

By:	Bay Management Company XI, LLC, General Partner

By:	/s/ Neal Dempsey
Neal Dempsey, Manager

Address:	490 South California Avenue, Suite 200
Palo Alto, CA 94306

[Signature Page to First Amendment

of Amended and Restated Subordinated Convertible Loan Facility and Security Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

LENDER:

MADRONE PARTNERS, L.P.

By:	Madrone Capital Partners, LLC, its general partner

By:	/s/ Jameson McJunkin
Name:	Jameson McJunkin
Title:	Managing Member

Address:	3000 Sand Hill Road
Building 1, Suite 150
Menlo Park, CA 94025

[Signature Page to First Amendment

of Amended and Restated Subordinated Convertible Loan Facility and Security Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

LENDER:

KPCB HOLDINGS, INC., AS NOMINEE

By:	/s/ John Denniston
Name:	John Denniston
Title:	Senior Vice President

Address:	c/o Kleiner Perkins Caufield & Byers
2750 Sand Hill Road
Menlo Park, CA 94025

[Signature Page to First Amendment

of Amended and Restated Subordinated Convertible Loan Facility and Security Agreement]